                                                                    EXHIBIT 10.2


                            VIRAGE LOGIC CORPORATION

              2001 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN


        1. Purpose.

            This Plan is intended to allow Employees of Designated Subsidiaries to purchase Common Stock through accumulated Payroll deductions.

        2. Defined Terms.

            The meanings of defined terms (generally, capitalized terms) in this Plan are provided in Section 22 ("Glossary").

        3. Eligibility.

        (a) Participation. Any person who is an Employee on an Offering Date, and is not otherwise prohibited by applicable law from participating in the Plan, shall be eligible to participate in this Plan during the corresponding Offering Period.

        (b) Limits on Grants of Purchase Rights. Notwithstanding any provision of this Plan to the contrary, no Employee shall be granted a Purchase Right under this Plan (i) if immediately after the grant of a Purchase Right on the Offering Date, the Employee would own stock (including shares the Employee would be considered to own under Code Section 424(d) and stock that the Employee could purchase by exercise of Purchase Rights or other options) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) to the extent that the Employee's Purchase Rights under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate that exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time.

        4. Offering Periods.

            Except as otherwise determined by the Administrator:

        (a) the first Offering Period under this Plan shall begin on October 1, 2001 and shall end on February 15, 2002;

        (b) thereafter, a new Offering Period shall begin on the first business day after each February 15 and August 15 while this Plan is in effect;

        (c) except for the first Offering Period which shall be four and a half months in duration, the duration of each Offering Period shall be six months (measured from the first business day of the first month to the last business day of the sixth month); and

        (d) an Offering Period shall terminate on the first date that no Participant is enrolled in it.

        5. Participation.

        (a) An Employee may become a Participant in this Plan by completing a subscription agreement, in such form as the Administrator may approve from time to time, and delivering it to the Administrator by 1 p.m. Pacific time on the applicable Offering Date, unless another time for filing the subscription agreement is set by the Administrator for all Employees with respect to a given Offering Period. The subscription agreement shall authorize Payroll deductions pursuant to this Plan and shall have such other terms as the Administrator may specify from time to time.

        (b) At the end of an Offering Period, each Participant in the Offering Period who remains an Employee shall be automatically enrolled in the next succeeding Offering Period (a "Re-enrollment") unless, in a manner and at a time specified by the Administrator, but in no event later than 1 p.m. Pacific time on the Offering Date of such succeeding Offering Period, the Participant notifies the Administrator in writing that the Participant does not wish to be re-enrolled. Re-enrollment shall be at the withholding percentage specified in the Participant's most recent subscription agreement. No Participant shall be automatically re-enrolled whose participation has terminated by operation of
Section 10.

        6. Payroll Deductions.

        (a) Payroll deductions under this Plan shall be in whole percentages, from a minimum of 1% up to a maximum of 15%, as specified by the Participant in his or her subscription agreement in effect on the first day of an Offering Period. Payroll deductions for a Participant shall begin with the first payroll payment date of the Offering Period and shall end with the last payroll payment date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.

        (b) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, a Participant's payroll deduction may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

        (c) A Participant's Payroll deductions shall be credited in local currency to his or her account under this Plan. A Participant may not make any additional payments into his or her account.

        (d) A Participant may reduce his or her Payroll deductions by any whole percentage (but not below 1%) at any time during an Offering Period, effective 15 days after the Participant files with the Administrator a new subscription agreement authorizing the change. A Participant may change his or her Payroll deductions during an Offering Period, effective the first business day after a Purchase Date, by delivering a new subscription agreement authorizing the change to the Administrator by 1 p.m. Pacific time on the effective date of the increase.

        7. Purchase Rights.

        (a) Grant of Purchase Rights. On the Offering Date of each Offering Period, the Participant shall be granted a Purchase Right to purchase on the Purchase Date of such Offering Period up to a number of shares of Common Stock determined by dividing (i) such Participant's payroll deductions accumulated on or prior to such Purchase Date and retained in the Participant's account as of the Purchase Date, converted to U.S. Dollars, determined as of the Purchase Date, by (ii) the applicable Purchase Price; provided that in no event shall a Participant be entitled to purchase during such Offering Period more than 1,500 shares of Common Stock (subject to adjustment pursuant to Section 17 hereof).

        (b) Terms of Purchase Rights. Except as otherwise determined by the Administrator, each Purchase Right shall have the following terms:

               (i) The per-share Purchase Price of the shares subject to a Purchase Right shall be 85% of the lower of the fair market value of a share of Common Stock on (a) the Offering Date on which the Purchase Right was granted and (b) the Purchase Date. The fair market value of the Common Stock on a given date shall be the closing price as reported in the Wall Street Journal; provided, however, that if there is no public trading of the Common Stock on that date, then the fair market value shall be determined by the Administrator in its discretion.

               (ii) Payment for shares purchased by exercise of Purchase Rights shall be made only through Payroll deductions under Section 6.

               (iii) Upon purchase or disposition of shares acquired by exercise of a Purchase Right, the Participant shall pay, or make provision satisfactory to the Administrator for payment of, all tax (and similar) withholdings that the Administrator determines, in its discretion, are required due to the disposition, including without limitation any such withholding that the Administrator determines in its discretion is necessary to allow the Company and its Subsidiaries to claim tax deductions or other benefits in connection with the disposition. A Participant shall make such similar provision for payment that the Administrator determines, in its discretion, is required due to the exercise of a Purchase Right, including such provision as is necessary to allow the Company and its Subsidiaries to claim tax deductions or other benefits in connection with the exercise of the Purchase Right.

               (iv) During his or her lifetime, a Participant's Purchase Right is exercisable only by the Participant.

               (v) Purchase Rights will in all respects be subject to the terms and conditions of this Plan, as interpreted by the Administrator from time to time.

        8. Purchase of Shares.

        (a) Each then-outstanding Purchase Right shall be exercised automatically on each Purchase Date, following addition to the Participant's account of that day's Payroll deductions, to purchase the maximum number of full shares of Common Stock at the applicable Purchase Price using the Participant's accumulated Payroll deductions as converted to U.S. Dollars, determined as of the Purchase Date. No fractional shares shall be purchased.

        (b) The shares purchased upon exercise of a Purchase Right shall be deemed to be transferred to the Participant on the Purchase Date.

        (c) Any money left over in a Participant's account at the end of the last Purchase Date in an Offering Period that is not sufficient to purchase a full share of Common Stock shall be retained in the Participant's account for the subsequent Offering Period. Any other money left over in a Participant's account at the end of the last Purchase Date in an Offering Period shall be refunded promptly to the Participant.

        9. Registration and Delivery of Share Certificates.

        (a) Shares purchased by a Participant under this Plan will be registered in the name of the Participant, or in the name of the Participant and his or her spouse, or in the name of the Participant and joint tenant(s) (with right of survivorship), as designated by the Participant.

        (b) As soon as administratively feasible after each Purchase Date, the Company shall deliver to the Participant a certificate representing the shares purchased upon exercise of a Purchase Right. If approved by the Administrator in its discretion, the Company may instead (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant's account or (ii) make a notation in the Participant's favor of non-certificated shares on the Company's stock records.

        10. Withdrawal; Termination of Employment.

        (a) A Participant may withdraw all, but not less than all, the Payroll deductions credited to his or her account under this Plan before a Purchase Date by giving written notice to the Administrator, in a form the Administrator prescribes from time to time, at least 15 days before the Purchase Date. Payroll deductions will then cease as to the Participant, no purchase of shares will be made for the Participant on the Purchase Date, and all Payroll deductions then credited to the Participant's account will be refunded promptly.

        (b) Upon termination of a Participant's Continuous Employment for any reason, including retirement or death, all Payroll deductions credited to the Participant's account will be promptly refunded to the Participant or, in the case of death, to the person or persons entitled thereto under Section 14, and the Participant's Purchase Right will automatically terminate.

        (c) A Participant's withdrawal from an offering will not affect the Participant's eligibility to participate in a succeeding offering or in any similar plan that may be adopted by the Company.

        11. Use of Funds; No Interest.

            Amounts withheld from Participants under this Plan shall constitute general funds of the Company, may be used for any corporate purpose, and need not be segregated from other funds. No interest shall accrue on a Participant's Payroll deductions.

        12. Number of Shares Reserved.

        (a) Beginning October 1, 2001, 30,000 shares of Common Stock are reserved for issuance under this Plan, and such number may be issued at any time before termination of this Plan.

        (b) If the total number of shares that would otherwise be subject to Purchase Rights granted on an Offering Date exceeds the number of shares then available under this Plan (after deduction of all shares for which Purchase Rights have been exercised or are then exercisable), the Administrator shall make a pro-rata allocation of the available shares in a manner that it determines to be as uniform and equitable as practicable. In such event, the Administrator shall give written notice of the reduction and allocation to each Participant.

        (c) The Administrator may, in its discretion, transfer shares reserved for issuance under the Domestic Plan into this Plan.

        13. Administration.

            This Plan shall be administered by the Board or by such directors, officers, and employees of the Company as the Board may select from time to time (the "Administrator"). All costs and expenses incurred in administering this Plan shall be paid by the Company, provided that any taxes applicable to an Employee's participation in this Plan may be charged to the Employee by the Company. The Administrator may make such rules and regulations as it deems necessary to administer this Plan and to interpret any provision of this Plan. Any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of this Plan or any right granted under this Plan shall be final, conclusive, and binding upon all persons, and no member of the Administrator shall be liable for any such determination, decision, or action made in good faith.

        14. Designation of Beneficiary.

        (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of the Participant's death.

        (b) A designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of the Participant's death, the Administrator shall deliver such shares and/or cash to the executor or administrator of the Participant's estate, or if no such executor or administrator has been appointed (to the Administrator's knowledge), the Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent, or relative is known to the Administrator, then to such other person as the Administrator may designate.

        15. Transferability.

            Neither Payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Right or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds in accordance with Section 10.

        16. Reports.

            Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Employees promptly following each Purchase Date, setting forth the amounts of Payroll deductions, per-share purchase price, number of shares purchased, and remaining cash balance, if any.

        17. Adjustments upon Changes in Capitalization.

        (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each unexercised Purchase Right and the number of shares of Common Stock authorized for issuance under this Plan but not yet placed under a Purchase Right (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each unexercised Purchase Right, shall be proportionately adjusted for any change in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any change in the number of shares of Common Stock effected without receipt of consideration by the Company (not counting shares issued upon conversion of convertible securities of the Company as "effected without receipt of consideration"). Such adjustment shall be made by the Board and shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no consequent adjustment shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

        (b) In the event of the proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately before the consummation of the proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the Company's assets, or the merger of the Company with or into another corporation (if the Company's stockholders own less than 50% of the total outstanding voting power in the surviving entity or a parent of the surviving entity after the merger), each Purchase Right under this Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation does not agree to assume the Purchase Rights or to substitute equivalent purchase rights, in which case the Board may, in lieu of such assumption or substitution, accelerate the exercisability of Purchase Rights and allow Purchase Rights to be exercisable as to shares as to which they would not otherwise be exercisable, on terms and for a period that the Board determines in its discretion. To the extent that the Board accelerates exercisability of Purchase Rights as described above, it shall promptly so notify all Participants in writing.

        (c) The Board may, in its discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Purchase Right, if the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, or if the Company consolidates with or merges into any other corporation, in a transaction not otherwise covered by this
Section 17.

        18. Amendment or Termination.

        (a) The Board may at any time terminate or amend this Plan.

        (b) The Board may elect to terminate any or all outstanding Purchase Rights at any time, except to the extent that exercisability of such Purchase Rights has been accelerated pursuant to Section 17(b). If this Plan is terminated, the Board may also elect to terminate Purchase Rights upon completion of the purchase of shares on the next Purchase Date or to permit Purchase Rights to expire in accordance with their terms (with participation to continue through such expiration dates). If Purchase Rights are terminated before expiration, any funds contributed to this Plan that have not been used to purchase shares shall be refunded to Participants as soon as administratively feasible.

        19. Notices.

            All notices or other communications by a Participant to the Company or the Administrator under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for that purpose.

        20. Conditions upon Issuance of Shares.

        (a) Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        21. Term of Plan.

            This Plan shall become effective upon the adoption by the Board. It shall continue in effect for a term of 20 years unless sooner terminated under
Section 18.

        22. Glossary. The following definitions apply for purposes of this Plan:

        (a) "Administrator" means the Board or the persons appointed by the Board to administer this Plan pursuant to Section 13.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Common Stock" means the Common Stock of the Company.

        (e) "Company" means Virage Logic Corporation, a Delaware corporation.

        (f) "Continuous Employment" means the absence of any interruption or termination of service as an Employee. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Designated Subsidiary employing the Employee, provided that either (i) the leave does not exceed 90 days or (ii) re-employment upon expiration of the leave is guaranteed by contract or statute.

        (g) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion to participate in this Plan; provided, however, that no Subsidiary participating in the Domestic Plan may be designated for participation in the Plan.

        (h) "Domestic Plan" means the Virage Logic Corporation Amended and Restated 2000 Employee Stock Purchase Plan.

        (i) "Employee" means any person, including an officer, who is customarily employed for at least 20 hours per week and five months per year by a Designated Subsidiary. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion, by reference to Section 3401(c) of the Code and the regulations promulgated thereunder; unless the Administrator makes a contrary determination, the Employees of a Designated Subsidiary shall, for all purposes of this Plan, be those individuals who satisfy the customary employment criteria set forth above and are carried as employees by a Designated Subsidiary for regular payroll purposes.

        (j) "Offering Date" means the first business day of an Offering Period.

        (k) "Offering Period" means a period established by the Administrator pursuant to Section 4 during which Payroll deductions are accumulated from Participants and applied to the purchase of Common Stock.

        (l) "Participant" means an Employee who has elected to participate in this Plan pursuant to Section 5.

        (m) "Payroll" means all regular, straight-time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation or payments, bonuses, and commissions.

        (n) "Plan" means this Virage Logic Corporation 2001 Foreign Subsidiary Employee Stock Purchase Plan.

        (o) "Purchase Date" means the February 15 or August 15 that occurs during an Offering Period.

        (p) "Purchase Right" means a right to purchase Common Stock granted pursuant to Section 7.

        (q) "Subsidiary" means, from time to time, any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary of the Company.